Public Company Management Corporation Unveils SME Capital Markets Newsletter

Publication Will Anchor Company's New Educational Subscription Service

LAS VEGAS, NV - May 13, 2005 - Public Company Management Corporation (OTC BB: PUBC) will distribute today the first issue of its unique electronic newsletter, SME Capital Markets News. Published for Small to Medium Enterprises (SME), the newsletter will offer business owners a timely, comprehensive source of information about capital market products and services. Packed with information and advice from leading experts in the capital markets, the newsletter will be the cornerstone of PUBC's new subscription service, which will offer subscribers a number of benefits including discounts on PUBC products; 24/7 access to the new "PWP Reference Series," 24/7 access to teleconference calls and recordings; and a monthly teleconference with PUBC President, Stephen Brock.

"SME Capital Markets News is debuting at a time when opportunities for growth, both domestically and internationally, are very promising," said Stephen Brock, President of PCMC and Publisher of SME Capital Markets News. "The markets are stronger than they have been in a long time and the opportunities for expansion and investment are very good. SME Capital Markets News will help you achieve your long and short-term business goals by taking advantage of these strengthening markets and the opportunities they present."

SME Capital Markets News fills a need for information, as no other organization is gathering information that presents an overview of SME capital markets and educates readers about SMECM facts, trends and developments, according to Brad Smith, Chairman, PUBC Advisory Board. "The importance of organizing and developing SME capital markets is recognized by policy makers and regulators in almost every country and by the United Nations, World Bank and World Federation of Exchanges," Smith said. "The value of this newsletter is being provided by PUBC's knowledgeable experts who present clear analysis and summaries of complex capital market articles, papers, policies and case studies. I call this providing access to third-party knowledge. SME Capital Markets News will become an integral and indispensable part of this dynamic by helping others access knowledge as it develops. This is a worthy effort that serves the public interest."

Each issue of SME Capital Markets News will include feature articles, commentary and analysis by PUBC's team of seasoned financial experts. Topics to be covered include potential acquisitions, recruiting key managers, securing equity and debt financing, evaluating strategic opportunities, maintaining SEC compliance, leveraging venture capital, capital funding, opportunities and challenges of going public, foreign issuers and U.S. markets, capital markets, and information about numerous other capital market groups, products, services and specialties. The premier issue of SME Capital Markets News features a comprehensive overview of compliance and other issues related to the Sarbanes-Oxley Act (SOX), a U.S. law passed in 2002 to strengthen corporate governance and restore investor confidence. Interested readers can subscribe to the newsletter at

http://www.pubcowhitepapers.com/Subscribe.

About Public Company Management Corporation

PUBC helps business owners create liquidity for investors and long-term value for their companies, shareholders and partners by participating in public capital markets. PUBC supports the full lifecycle of entering the public market through its various subsidiaries:

Education -- Pubco White Papers

 (http://www.PubcoWhitePapers.com) hosts a comprehensive

 body of knowledge on private and public equity markets.

Registration and listing -- Go Public Today

 (http://www.GoPublicToday.com) provides a complete solution to help small companies register securities for public

 offerings and obtain a listing on the OTCBB.

Regulatory compliance -- Public Company Management

 Services (http://www.PCMS-Team.com) assists new and

 existing public companies in negotiating the new

 complexities of maintaining a public company and creating

 sustainable and affordable compliance processes.

PUBC leads by example, demonstrating to current and future clients best practices in taking a company public, investor relations, public relations, regulatory compliance, and raising capital.

Safe Harbor

This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements, or for prospective events that may have a retroactive effect.

Public Company Management Corporation (OTC Bulletin Board: PUBC)

Contact:
Public Company Management Corporation
Stephen Brock
President/CEO
Phone: (702) 222-9076
info@PublicCompanyManagement.com
www.PublicCompanyManagement.com

Source: Public Company Management Corporation